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                                                                       Exhibit 5






                                 April 14, 1998



Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903-2360

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,300,000 shares of Common Stock, $1.00 par value (the "Shares"), of Nortek, Inc., a Delaware corporation (the "Company"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, Bear Stearns & Co. Inc., Wasserstein Perella Securities, Inc. and PaineWebber Incorporated, as representatives of the several underwriters named therein.

        We have acted as counsel for the Company in connection with the issue and sale by the Company of the Shares. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

        We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

        Based upon the foregoing, we are of the opinion that, the Shares have been duly authorized and, when issued and sold by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."


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Nortek, Inc.                         -2-                        April 14, 1998




        This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                        Very truly yours,

                                        /s/ Ropes & Gray

                                        Ropes & Gray